                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated:  September 11, 2003

                                        WAM Acquisition GP, Inc.
                                          for itself and as general partner of
                                          LIBERTY WANGER ASSET MANAGEMENT,
                                          L.P.

                                        By:  /s/ Bruce H. Lauer
                                             ---------------------------------
                                                 Bruce H. Lauer
                                                 Senior Vice President and
                                                 Secretary

                                        LIBERTY ACORN TRUST

                                        By:  /s/ Bruce H. Lauer
                                             ---------------------------------
                                                 Bruce H. Lauer
                                                 Vice President, Treasurer
                                                 and Secretary


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